UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2008

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)
(571) 382-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 1, 2008, the registrant informed Steven M. Beckerman, its Senior Vice President, Business Process Outsourcing, that, effective September 30, 2008, his employment will be terminated because of the registrant’s previously reported sale of its Government Business Process Outsourcing business.  Pursuant to Mr. Beckerman’s employment agreement of October 29, 2007, in connection with the termination of Mr. Beckerman’s employment within 12 months of the sale of the Government Business Process Outsourcing business, (i) the registrant will pay to Mr. Beckerman in a lump sum payment two years of base compensation totaling $440,000; (ii) the registrant will provide for continuation of benefits for 18 months; and (iii) the vesting of Mr. Beckerman’s option grants will be accelerated by 18 months from the effective date of termination, excluding options granted on August 24, 2006.

(d)           Effective August 1, 2008, the registrant named Philip G. Heasley as a member of its board of directors.  Mr. Heasley will participate in the registrant’s standard compensation program for independent directors.  Pursuant to this program, in connection with his appointment to the board the registrant granted him an option to purchase 10,002 shares of its common stock at an exercise price equal to the fair market value of the common stock on July 31, 2008.

Since March 2005, Mr. Heasley has served as President and Chief Executive Officer of ACI Worldwide, Inc., a developer of electronic payment software products.  From October 2003 to March 2005, Mr. Heasley served as Chairman and Chief Executive Officer of PayPower LLC, an acquisition and consulting firm specializing in financial services and payment services.  From October 2000 to November 2003, Mr. Heasley served as Chairman and Chief Executive Officer of First USA Bank.  From 1996 until November 2003, Mr. Heasley served as Chairman of the Board of Visa USA and a member of the board of Visa International.  Mr. Heasley also serves on the boards of directors of ACI Worldwide, Inc., Fidelity National Financial, Inc. and Kintera, Inc.

(e)           On August 6, 2008, the registrant entered into an Independent Contractor Agreement with Mr. Beckerman, pursuant to which Mr. Beckerman will provide consulting services to assist the registrant in the delivery and completion of transitional services to the purchaser of the Government Business Process Outsourcing business.  The term of the agreement will be from October 1, 2008 through November 30, 2008.  The registrant will pay Mr. Beckerman $19,866 per month under the agreement.  This summary of the Independent Contractor Agreement with Mr. Beckerman is qualified by reference to such agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See the exhibit index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
	By:	/s/ Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer
Date: August 6, 2008

Exhibit Index
Exhibit
No                 Description

10.1	Independent Contractor Agreement between the registrant and Steven M. Beckerman, dated August 6, 2008.
99.1	Press release titled "Tier Announces New Director" issued by the Company on August 6, 2008.